UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2005 (January 3, 2005)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 IRVING E. LINGO JR. EMPLOYMENT AGREEMENT
EX-10.2 RICHARD P. SEITER EMPLOYMENT AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with Irving E. Lingo, Jr.

     On January 3, 2005, Corrections Corporation of America (the “Company”) entered into a new employment agreement with Irving E. Lingo, Jr., the Company’s Executive Vice President and Chief Financial Officer. This agreement replaces the previous employment agreement with Mr. Lingo, dated December 6, 2000.

     The terms of Mr. Lingo’s employment agreement are generally as described below, subject in all respects to the terms and conditions of the employment agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.

          Duties. Mr. Lingo will serve as the Chief Financial Officer of the Company and such other office or offices to which he may be appointed or elected by the Board of Directors of the Company. Subject to the direction and supervision of the Board of Directors of the Company, Mr. Lingo will perform such duties as are customarily associated with the office of Chief Financial Officer and such other offices to which he may be appointed or elected by the Board of Directors.

          Term. Subject to the termination provisions described below, the term of the agreement expires on December 31, 2005 and is subject to three one-year automatic renewals unless either party gives not less than 60 days prior written notice to the other party that it is electing not to extend the agreement.

          Compensation. The agreement provides for an annual salary of $330,000, as well as customary benefits, including a bonus pursuant to the Company’s cash compensation incentive plan, life and health insurance, and reimbursement for membership fees in connection with Mr. Lingo’s membership in professional and civic organizations which are approved in advance by the Company. Mr. Lingo’s compensation payable under the agreement is subject to annual review by the Board of Directors, or a committee or subcommittee thereof to which compensation matters have been delegated, and may be increased based on his personal performance and the performance of the Company.

          Termination of Agreement. Under the agreement, if the Company terminates the employment of Mr. Lingo “with cause,” it is only required to pay Mr. Lingo his salary through the date of such termination. If the Company terminates the employment of Mr. Lingo “without cause,” including non-renewal by the Company or Mr. Lingo, the Company generally is required to pay a cash severance payment equal to his annual base salary then in effect, payable in accordance with a predetermined schedule based on the date of termination. In the event of termination in connection with a “change in control,” whether by resignation or otherwise, Mr. Lingo will be entitled to receive (i) a lump sum cash payment equal to 2.99 times his base salary then in effect, (ii) certain tax reimbursement payments, and (iii) coverage under existing life, medical, disability, and health insurance plans for a period of one year.

          Non-Competition. Pursuant to the terms of the agreement, Mr. Lingo is prohibited from competing with the Company during the term of his employment and for a period of one year following termination of employment. Mr. Lingo is also subject to certain confidentiality and non-disclosure provisions during this period.

Employment Agreement with Richard P. Seiter.

     In addition, on January 3, 2005, the Company announced the appointment of Richard P. Seiter as Executive Vice President and Chief Corrections Officer. Mr. Seiter replaces T. Don Hutto and will report directly to John D. Ferguson, the Company’s President and Chief Executive Officer. The Company will employ Mr. Seiter pursuant to the terms of an employment agreement.

     The terms of Mr. Seiter’s employment agreement are generally as described below, subject in all respects to the terms and conditions of the employment agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein in its entirety by this reference.

          Duties. Mr. Seiter will serve as the Chief Corrections Officer of the Company and such other office or offices to which he may be appointed or elected by the Board of Directors of the Company. Subject to the direction and supervision of the Board of Directors of the Company, Mr. Seiter will perform such duties as are customarily associated with the office of Chief Corrections Officer and such other offices to which he may be appointed or elected by the Board of Directors.

          Term. Subject to the termination provisions described below, the term of the agreement expires on December 31, 2005 and is subject to three one-year automatic renewals unless either party gives not less than 60 days prior written notice to the other party that it is electing not to extend the agreement.

          Compensation. The agreement provides for an annual salary of $270,000, as well as customary benefits, including a bonus pursuant to the Company’s cash compensation incentive plan, stock options or restricted stock awards pursuant to the Company’s equity incentive plan, life and health insurance, and reimbursement for membership fees in connection with Mr. Seiter’s membership in professional and civic organizations which are approved in advance by the Company. Pursuant to the terms of the agreement, the Company will also reimburse Mr. Seiter for certain travel and relocation expenses incurred in connection with his move to Nashville, Tennessee. Mr. Seiter’s compensation payable under the agreement is subject to annual review by the Board of Directors, or a committee or subcommittee thereof to which compensation matters have been delegated, and may be increased based on his personal performance and the performance of the Company.

          Termination of Agreement. Under the agreement, if the Company terminates the employment of Mr. Seiter “with cause,” it is only required to pay Mr. Seiter his salary through the date of such termination. If the Company terminates the employment of Mr. Seiter “without cause,” including non-renewal by the Company or Mr. Seiter, the Company generally is required to pay a cash severance payment equal to his annual base salary then in effect, payable in accordance with a predetermined schedule based on the date of termination. In the event of termination in connection with a “change in control,” whether by resignation or otherwise, Mr. Seiter will be entitled to receive (i) a lump sum cash payment equal to 2.99 times his base salary then in effect, (ii) certain tax reimbursement payments, and (iii) coverage under existing life, medical, disability, and health insurance plans for a period of one year.

     Non-Competition. Pursuant to the terms of the agreement, Mr. Seiter is prohibited from competing with the Company during the term of his employment and for a period of one year following termination of employment. Mr. Seiter is also subject to certain confidentiality and non-disclosure provisions during this period.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) As previously reported, on December 9, 2004, the Company established a new officer position of Chief Corrections Officer and appointed T. Don Hutto to fill the position on an interim basis as Executive Vice President and Acting Chief Corrections Officer. On January 3, 2005, the Company announced the appointment of Richard P. Seiter, age 56, as the Company’s new Executive Vice President and Chief Corrections Officer. Mr. Seiter assumed his new position with the Company on January 3, 2005. The Company will employ Mr. Seiter pursuant to the terms of the Employment Agreement attached to this Form 8-K as Exhibit 10.2, and as described in this Form 8-K above under Item 1.01.

     As the Executive Vice President and Chief Corrections Officer, Mr. Seiter will be responsible for the oversight of facility operations, health services, inmate programs, purchasing and TransCor, the Company’s wholly-owned transportation subsidiary. Mr. Seiter is a career correctional administrator. He has had extensive experience in the corrections industry at both the state and federal levels. Mr. Seiter was Director of the Ohio Department of Rehabilitation and Correction from 1983 to 1988. In that cabinet-level position, he oversaw the operations of 18 prison facilities, a staff of 8,000, and an annual budget of approximately $400 million. During his time in Ohio, Mr. Seiter implemented numerous changes to the department, including the creation of a staff training center and the implementation of unit management and objective classification systems.

     Most of Mr. Seiter’s career has been spent at the Federal Bureau of Prisons. He served in a variety of roles, including the Assistant Director for Industries, Education and Training (1989-1993), during which time he served as Chief Operating Officer of Federal Prisons Industries, a government corporation that sells goods manufactured by inmates. Mr. Seiter also served as Warden, Federal Correctional Institution, Greenville, Illinois (1993-1999) and Warden, Federal Prison Camp, Allenwood, Pennsylvania (1981-1982).

     Most recently, since 1999, Mr. Seiter served as an Associate Professor in the Department of Sociology and Criminal Justice at Saint Louis University, St. Louis, Missouri. Mr. Seiter has authored two textbooks on corrections, Corrections: An Introduction (2005) and Correctional Administration: Integrating Theory and Practice (2002), both published by Prentice Hall. From 1998 to 2002 Mr. Seiter was Editor of Corrections Management Quarterly, published by Aspen Publishers.

     Mr. Seiter holds a B.S. in Business Administration from Ohio State University. He also earned his M.P.A. and Ph.D. in Public Administration from Ohio State.

     Mr. Seiter replaces T. Don Hutto, who served as Acting Chief Corrections Officer during the Company’s search that led to Mr. Seiter. Mr. Hutto was one of the founders of the Company. Mr. Hutto will continue to serve as an advisor to Mr. Seiter during the transition.

Item 9.01. Financial Statements and Exhibits

     (c)  The following exhibits are filed as part of this Current Report:

Exhibit 10.1 - Employment Agreement, dated as of January 3, 2005, with Irving E. Lingo, Jr.
Exhibit 10.2 - Employment Agreement, dated as of January 3, 2005, with Richard P. Seiter.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 6, 2005	CORRECTIONS CORPORATION OF AMERICA

By: /s/ David M. Garfinkle David M. Garfinkle Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 3, 2005, with Irving E. Lingo, Jr.
10.2	Employment Agreement, dated as of January 3, 2005, with Richard P. Seiter.